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Exhibit 32.2

CERTIFICATION
Pursuant to 18 United States Code § 1350

        The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended June 30, 2002 of North American Van Lines, Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joan E. Ryan Joan E. Ryan Chief Financial Officer November 21, 2003

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CERTIFICATION Pursuant to 18 United States Code § 1350